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                                                                  EXHIBIT 10.54

                          LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT, dated as of the 16th day of June, 1997, is made by and among SPACEHAB, INCORPORATED, a Washington corporation ("SPACEHAB") and ASTROTECH SPACE OPERATIONS. INC., a Delaware corporation ("Astrotech"; Astrotech and SPACEHAB is also referred to individually as a "Borrower' and collectively as the "Borrowers") and SIGNET BANK, a Virginia banking corporation (the "Lender"). The Lender has agreed to extend credit to the Borrowers, and the Borrowers have agreed to obtain credit from the Lender, on the terms and conditions set form in this Agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrowers agree as follows:

SECTION I . Definitions. Certain terms used in this Agreement are defined in this Section 1. These terms, and the additional terms defined above, shall have the meanings assigned wherever the terms appear in this Agreement. These meanings are also applicable to the singular and plural forms of the terms defined.

         "Account Receivable" means collectively and includes any of the following, whether now owned or hereafter acquired by a Borrower: all present and future rights to payments for goods sold or leased or for services rendered, whether or not represented by instruments or chattel paper, and whether or not earned by performance; all present and fixture rights to payments arising out of the licensing of computer software and systems; all accounts, contract: rights, chattel paper, and instruments; proceeds of any letter of credit of which a Borrower is a beneficiary: all forms of obligations whatsoever owed to a Borrower, together with all instruments representing any of the foregoing; all rights in any returned or repossessed goods; all rights, security and guaranties with respect to any of the foregoing, including, without limitation, any right of stoppage in transit; together with all property included within the definitions of "accounts", "chattel paper", "documents" and "instruments" set forth in the UCC.

         "Act" means the Securities Act of 1933, as amended.

         "Advance Request" means a written request from the Borrowers (through SPACEHAB as their agent) for a Loan. Each Advance Request shall state the amount of the Loan requested and the purpose of such Loan. shall confirm that no Default or Event of Default has occurred and is continuing, and shall be substantially in the form attached hereto as Exhibit A (or such subsequent form as the Lender shall require).

         "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with. such specified Person. The term. "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of common stock, by contract, or otherwise.





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         "Agreement" means Loan and Security Agreement, as the same may be amended, modified or supplemented from time to time.

         "Bank" means any commercial banking corporation, saving bank, commercial finance company, or other financial institution.

         "Blue Sky Laws" means the securities laws of one or more states.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State.

         "Capital Expenditure" means an expenditure by a Borrower for the purpose of acquiring land, buildings, machinery, equipment, furniture, leasehold improvements and fixtures, or any other asset that is, or under GAAP would be, properly characterized as a capital asset on the balance sheet of such Borrower.

         "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Cash Collateral Account" means emit of the non-interest bearing bank accounts which the Lender shall; cause to be opened pursuant to Section 3.2 hereof.

         "CERCLA" shall mean the Comprehensive Environmental Response. Compensation and Liability Act of 1980, as amended.

         "Closing" means the date on which the initial disbursement of the Loan is made.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "Collateral" means collectively and includes all General Intangibles, Accounts Receivable and all other property of a Borrower in which a Lien is granted to the Lender pursuant to this Agreement or any other Loan Document.

         "Compliance Certificate" means a certificate of the Borrowers substantially in the form attached hereto as Exhibit B (or such subsequent form as the Lender shall require), executed by the chief financial officer of each Borrower, the Treasurer of each Borrower or such other financial officer of each Borrower as is acceptable to the Lender containing a calculation of the financial covenants set forth in Section 5.12 hereof applicable to the financial statements accompanying such Compliance Certificate and a certification that no Default or Event of Default has occurred and is continuing.



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         "Current Ratio" means the ratio of SPACEHAB's consolidated Current
Assets to SPACEHAB's consolidated Current Liabilities

         "Current Asset " means any asset of a Borrower that is characterized as a current asset in accordance with GAAP.

         "Current Liability" means any liability of a Borrower that is characterized as current liability in accordance with GAAP.

         "Customer" means any Person obligated on an Account Receivable.

         "Debt" means collectively and includes (a) indebtedness or liability for boomed money, or for the deferred purchase price of property or series; (b) obligations as a lessee under a Capital Lease; (c) obligations to reimburse the issuer of letters of credit or acceptances: (a) all guaranties, endorsements (other than for collection or deposit in the ordinal course of business), and other contingent obligations to purchase, to provide funds for payment. to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (e) obligations secured by any Lien on property owned by the Person, whether or not the obligations have been assumed.

         "Default" means any event which with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

         "Default Rate" means a rate of interest equal to 3% above the rate or interest otherwise applicable to Loans.

         "EBITDA" means, for any period, SPACEHAB's consolidated earnings before payment of interest or provision for taxes, depreciation and amortization calculated by adding to SPACEHAB's consolidated net income (or net loss) during such period the following: (a) SPACEHAB's consolidated interest expense recognized during such period, (b) SPACEHAB's consolidated income tax expense recognized during such period, (c) SPACEHAB's consolidated depreciation expense recognized during such period, and (d) and SPACEHAB's consolidated amortization expense recognized during such period and adjusting such resulting such by subtracting any extraordinary or unusual gains or other gains not incurred in the ordinary course of a Borrower's business which have been included in the consolidated net income for such period, in each case determined in accordance with GAAP.

         "Employee Benefit Plan" means any employee welfare benefit plan or employee pension benefit plan, as those terms are defined in Sections 3(1) and 3(2) of ERISA for the benefit of employees of a Borrower or any ERISA Affiliate.

         "Environmental Laws" means all federal, state or local laws, rules, regulations or orders relating to air, water or noise pollution, employee health and safety, or the production, storage, labeling, transportation or disposition of waste or hazardous or toxic substances, including, but not



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limited to CERCLA, the Toxic Substances Control Act of 1976, as amended, the
Resource Conservation Recovery Act of 1976, as amends the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, or the Occupational Safety and Health Act of 1970, as amended.

         "Equipment" means collectively and includes all of the following, whether now owned or hereafter acquired by a Borrower: equipment and fixtures, including, without limitation, computer hardware, computer software and systems, furniture, machinery, vehicles and trade fixtures, together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof, together with all other such items which are included within the definitions of "equipment" and "fixtures" as set forth in the UCC.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with a Borrower would be treated as a "single employer" within the meaning of Code Sections 414(b), (c), (m), (n) or (o).

         "Euro-Dollar Amount" means each portion of the Principal Amount then bearing, or to bear, interest at a LIBO-Based Rate pursuant to a Euro-Dollar Rate Request.

         "Euro-Dollar Business Day" means any day on which commercial banks, are open for domestic and international business (including dealings in U.S. Dollar deposits) in London, England and Richmond, Virginia.

         "Euro-Dollar Interest Period" means the one (1), two (2), or three (3) month period, as selected by the Borrowers (through SPACEHAB as their agent), during which interest at a LIBO-Based Rate shall be applicable to the Euro-Dollar Amount in question beginning, on the date specified by the Borrowers (through SPACEHAB as their agent) in each Euro-Dollar Rare Request for the commencement of the computation of interest at a LIBO-Based Rate and ending on the numerically corresponding day in the calendar month in which such period terminates (or, if there is no numerical correspondent in such month, or if the date selected by the Borrowers (through SPACEHAB as their agent) for commencement is the last Euro-Dollar Business Day of a calendar month, then the last Euro-Dollar Business Day of the calendar month in which such period terminates, or if the numerically corresponding day is not a Euro-Dollar Business Day, then the next succeeding Euro-Dollar Business Day, unless such next succeeding Euro-Dollar Business Day enters a new calendar month. in which case such period shall end on the next preceding Euro-Dollar Business Day); provided that in no event shall any such period extend beyond the Termination Date.

         "Euro-Dollar Rate Request" means the Borrowers' telephonic notice issued by SPACEHAB as their agent (to be confirmed promptly in writing) to be received by he Lender by 19 Noon (Washington. D.C. time) one (1) Euro-Dollar Business Day, prior to the date specified in the Euro-Dollar Rate Request for the commencement of the Euro-Dollar Interest Period, of (a) the


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Borrowers' intention to have (1) all or any portion of the principal which is not then the subject of a Euro-Dollar interest Period (other than a Euro-Dollar Interest Period which is terminating on such Euro-Dollar Business Day), and /or
(2) all or arty portion of any Loan which is to be made on such Euro-Dollar Business Day bear interest at a specified LIBO-Based Rate and (b) the Euro-Dollar Interest Period desired by the Borrowers in respect of the amount specified.

         "Event of Default" means any of the events specified as an "Event of Default" under this Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Flight Hardware" means all hardware and subsystems owned or leased by SPACEHAB which are designed or acquired for space flight (including but not limited to flight modules, adapter rings, tunnel segments, Multi-layer insulation Blankets, cargo pallets and associated piece parts) and non-flight equipment directly supporting such hardware and subsystems (including but not limited to mechanical and electrical ground support, and flight training modules and equipment).

         "GAAP" means generally accepted accounting principles consistently applied.

         "General Intangibles" means collectively and includes all of the following, whether now owned or hereafter acquired by a Borrower: closes in action and causes of action (except if related to fixed assets of a Borrower), refunds, volume discounts, incentives, any "general intangible" (as defined in the UCC) related to an Account Receivable, corporate or other business records, goodwill, customer list, tax refunds, tax refund claims, and rights to indemnification.

         "Government" means the United States of America or any agency or instrumentality thereof.

         "Indemnitee" shall mean the Lender, its Affiliates, and its and their respective directors, officers, employees, agents, successors and assigns.

         "Intellectual Property" shall mean all letters patent, licenses, trade names, trademarks, copyrights, inventions, service marks, trademark registrations, service mark registrations and copyright registrations, whether domestic or foreign and applications for any of the foregoing, and all proprietor technology, know-how, trade secrets or other intellectual property rights owned or used by a Borrower or any Subsidiary in the operation of their respective businesses.

         "Interest Payment Date" means the last day of each calendar month.

         "Inventory" means collectively and includes all of the following, whether now owned or hereafter acquired by a Borrower: all goods held or intended for sale or lease by a Borrower, or furnished or to be furnished under contracts of service, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the manufacture, packing, shipping, advertising or sale of any such goods, together with all property included within



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the definition of "inventory" set forth in the UCC, but Inventory shall not include the Flight Hardware.

         "Launch Revenue" means the revenue recognized by SPACEHAB in connection with the completion of each Shuttle mission carrying Flight Hardware. A Shuttle mission carrying Flight Hardware is considered complete when the Shuttle has returned to Earth and the Flight Hardware has been returned by NASA to SPACEHAB's custody.

         "Letter of Credit" means any letter of credit issued for the benefit of a Borrower by the Lender, but the inclusion of this definition shall not imply, or be construed as, a commitment by the Lender to issue any Letters of Credit.

         "Letter of Credit Exposure" means, at any given date, the available face amount of outstanding Letters of Credit on such plus the aggregate amount of drafts drawn under or purporting to be drawn under Letters of Credit that have been paid by the Lender and for which the Lender has not been reimbursed as of such date.

          "LIBO-Based Rate" means the late per annum (expressed as a percentage) determined by the Lender to be equal to the sum of (a) the LIBO Rate for the Euro-Dollar Amount and the Euro-Dollar Interest Period in question plus (b) .0250.

         "LIBO Rate" means that rate per annum quoted by the Lender, in its sole discretion (and as adjusted to reflect the cost of reserve requirements as they exist from time to time), as the London Interbank Offered Rate as published by Bloomberg or Dow Jones-Tolerate, as BBA LIBOR on page 3750 (or by Reuters Monitor Money Rates Services (LIBO page), if Bloomberg or Dow Jones-Tolerate is not available), or such other page as may replace that page on that service for the purpose of displaying rates or prices comparable to that rate (rounded upwards, if necessary, to the next higher l/100%) representing the offered rates for deposits In United States Dollars in an amount equal to the applicable Euro-Dollar Amount and for a designated period (e.g. one (1), two (2) or three (3) months) corresponding to the applicable Euro-Dollar Interest Period selected by the Borrowers. If more than one such rate appears on such page or its replacement, LIBO Rate shall be the arithmetic mean of such rates.

         "License" shall mean any certificate, license, franchise, permit or other authorization.

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement. Encumbrance, lien (statutory or other), or preference, priority, or other security agreement, or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including. without limitation, any conditional sale or our title retention, agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing); provided, however, that Lien shall not include any of the following:


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(a) any liens for current taxes, assessments and other governmental charms not yet due and payable;

(b) any mechanic's, materialman's, carrier's, warehousemen's or similar liens for sums not yet due;

(c) easements, rights-of-way, restrictions and other similar encumbrances on the real property fixtures a Borrower or a Subsidiary incurred in the ordinary course of business which, individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business such Borrower or such Subsidiary; and

(d) liens (other than liens on imposed on any property of a Borrower, a Subsidiary or an ERISA Affiliate pursuant to ERISA or section 412 of the Code) incurred or deposits made in the ordinary course of business, including liens in connection with workers' compensation, unemployment insurance and other types of social security.

         "Loans" means the loans to be made to the Borrowers by the Lender pursuant to this Agreement.

         "Loan Documents" means this Agreement, the Note, and any other document now or hereafter executed or delivered in connection with the Obligations in evidence thereof or as security, therefor, including, without limitation, any guaranty, life insurance assignment, pledge agreement. security agreement, deed of trust, mortgage, promissory note or subordination agreement.

         "Maximum Amount" means, at any time, the difference between (i) $10,000,000.00 and (ii) the Letter of Credit Exposure as of such time.

         "Multi-employer Plan" means a multi-employer plan defined as such in
Section 4001(a)(3) of ERISA.

         "Non-Utilization Fee" means the quarterly fee to be paid by the Borrowers to the Lender pursuant to Section 2.4 hereof in consideration of the commitment by the Lender to make Loans hereunder. The Non-Utilization Fee due for each calendar quarter (or portion thereof) shall equal the product of the Non-Utilization Fee Rate in effect for such quarter (or portion thereof) multiplied by the difference between $10,000,000.00 and else average daily principal balance of the Loans during such quarter (or applicable portion thereof).

         "Non-Utilization Fee Rate" means the rate, expressed as a percentage, calculated by multiplying 1/4% by a fraction the numerator of which is the number of days in the calendar quarter, or shorter period, for which the Non-Utilization Fee Rate is being calculated and the denominator of which is 360.

         "Note" means the promissory note in forth substance acceptable to the Lender in the original principal amount of $10,000.000.00 (as it may be amended, modified supplemented or replaced from

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time to time) evidencing the obligation of the Borrowers to pay the Principal
Amount together with interest on the Loans.

         "Obligations" means the Loans, the Note, all indebtedness and obligations of the Borrowers under this Agreement and the other Loan Documents, as well as all other obligations and indebtedness of a Borrower to the Lender, now existing or hereafter arising, of every kind and description whether or not evidenced by notes or other instruments, and whether such obligations are direct or indirect, fixed or contingent, liquidated or unliquidated, including, without limitation, any overdrafts in any deposit account maintained by a Borrower with the Lender and all obligations of a Borrower with respect to Letters of Credit.

         "Operating Account" means the demand deposit account maintained with the Lender by SPACEHAB as agent for the Borrowers, into which all Loans will be disbursed. The initial Operating Account is account number 6520450542.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, limited liability partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Prime Rate" means the rate of interest established from time to time by the Lender and announced by the Lender as its prime rate. The Prime Rate is not necessarily the lowest or most favorable rate of interest charged by the Lender on extensions of credit to debtors.

         "Principal Amount" means, on any specified date. the aggregate outstanding principal balance of the Loans on such date.

         "Proceeding" shall mean any action, suit or proceeding before any Tribunal.

         "Reportable Event" means any of the events described in Section 4043(b) of ERISA.

         "State" means the Commonwealth of Virginia.

         "Subsidiary" means a Person now existing or hereafter formed of which ownership interests having ordinary voting power to create a majority of the managers (e.g., board of directors) of such Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both by a Borrower. Unless required by the context (e.g., Sections 8(a) and (b)) Astrotech shall nor be deemed to be a Subsidiary of SPACEHAB, but rather shall be a Borrower.

         "Tangible Net Worth" means at any date, all amounts which, in accordance with GAAP, would be included under stockholders equity on the consolidated balance sheet of SPACEHAB and its Subsidiaries on such date; provided that, in any event, such amounts are to be net of amount carried on the books of a Borrower and its Subsidiaries for (a) any write-up in the book value of any assets resulting from a

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revaluation thereof subsequent to the date of this Agreement; (b) treasury stock; (c) unamortized debt discount expense; (d) Rev cost of investments in excess of net assets acquired at any time of acquisition; (c) loans or advances to any Affiliate of a Borrower or Subsidiary, or directors, officers, employees or shareholders of a Borrower., any Affiliate of a Borrower, or any Subsidiary;
(f) patents, patent applications, copyrights, trademarks, trade names, good mill, research and development costs, organizational expenses, capitalized software development costs and other like intangibles; and (g) any investments in securities which are not actively traded on a national securities exchange.

         "Tax Return" shall mean any federal, state and local income, excise, property and other Tax return or report.

         "Termination Date" means October 15, 1998 any any extension or extensions thereof granted by the Lender in its sole discretion.

         "Tribunal" means any federal state, municipal, foreign, territorial, or other court, arbitration panel or governmental body, subdivision, agency, department, commission, board, bureau or instrumentality having jurisdiction over the matter concerned.

         "UCC" means the Uniform Commercial Code as adopted in the State and all amendments

         "Unearned Contract Value" means the difference between (1) the then fully handed dollar value of a specific contract or subcontract, whether or not earned, and (2) the total amounts previously billed and properly billable for accepted end items or services supplied, or to be supplied, or rendered, or to be rendered, under such contract or subcontract.

SECTION 2. Loans.

2.1 Amount and Borrowing Procedure.

         (a) Subject to the terms and conditions of this Agreement, including the receipt of an Advance Request theater, the Lender agrees to make Loans to the Borrowers (through SPACEHAB as their agent) from time to time until the Termination Date unless, after giving effect to any such Loan (i) the Principal Amount of Loans to the Borrowers would exceed the Maximum Amount or (ii) the Borrowers then have, or it a result of such Loan would have an obligation to prepay any Loan; provided, however that, for the purposes of all such calculations, Loans to be repaid by Loans to be advanced on such date shall be excluded from the Principal Amount. Subject to the foregoing limitations, the Borrowers (acting through SPACEHAB as their agent) may borrow, repay without penalty and re-borrow hereunder from the date hereof until the Termination Date.

         (b) If the Principal Amount exceeds the Maximum Amount, the Borrowers shall immediately prepay Loans to the extent necessary to reduce such excess.

         (c) The proceeds of the Loans shall be used for business or commercial purposes and for no other purposes

         (d) Each Advance Request must be received by the Lender not later than 1:00 p.m. (Washington, D.C. tone) on the date on which the Loan requested thereby is to be made. Advance Requests may be


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transmitted by telecopy to the Lender at (703) 506-9553 or such other number as the lender may designate in written notice to the Borrowers. If an Advance Request is transmitted by telecopy, the Borrowers shall maintain the original of such Advance Request as a permanent record for so long as any of the Obligations remain outstanding and shall allow the Lender to inspect such Advance Request and shall provide copies of such original to the Lender upon its request therefor Nile proceeds of a Loan will be credited to the Operating Account. Loans may be requested by those individuals designated by SPACEHAB from time to time in written instruments delivered to the Lender, provided, however, that the Borrowers shall remain liable with respect to any Loan disbursed by the Lender in good faith hereunder, even if such a Loan is requested by an individual who has not been so designated. The Borrowers agree to confirm in writing from time to time, when and as requested by the Lender, for purposes of which the proceeds of each Loan were used.

2.2. Interest

         (a) General Provisions. Principal Amount shall bear interest for each day such Principal Amount is outstanding until it becomes due, at a per annum rate or rates of interest determined as set forth in this Section 2.2. The Borrowers, acting through their SPACEHAB as their agent, shall have the option, subject to the terms and conditions hereinafter set forth, of paying interest on the Principal Amount, or portions thereof, at the Prime Rate or a LIBO-Based Rate; provided, however, that each Euro-Dollar Rate Request must apply to at least $1,000,000.00 of the Principal Amount, unless the Principal Amount is less than $1,000,000.00 in which event all but not less than all of such Principal Amount may bear interest at a LIBO-Based Rate. Following the Lender's receipt of an oral request Mom SPACEHAB, the Lender will provide the Borrowers with the current one, two, or three month LIBO Rates. If the Borrowers desire the application of a LIBO-Based Rare, SPACEHAB shall submit a Euro-Dollar Rate Request to the Lender which Euro-Dollar Rate Request, if accepted by the Lender shall be irrevocable until the expiration of the Euro-Dollar Interest Period applicable thereto. In the event SPACEHAB fails to submit a Euro-Dollar Rate Request levity respect to a Euro-Dollar amount no later than 12:00 Noon Washington, D C. time on the Euro-Dollar Business Day preceding the last day of the relevant Euro-Dollar Interest Period, the Euro-Dollar Amount in question shall thereafter bear interest at the Prime Rate for or any period when SPACEHAB has failed to designate an interest rate applicable to any portion of the Principal Amount, Prime Rate shall be the applicable interest rate. The rate of interest with respect to any portion of the Principal Amount which, under the terms hereof, is bearing interest at the Prime Rate shall change as well when the Prime Rate Change. Payments of interest on each Loan shall be made on each Interest Payment Date beginning on the Interest Payment Date next succeeding the date of disbursement of such Loan, and with respect to Loans bearing interest at a LIBO-Based Rate on the last day of the Euro-Dollar Interest Period applicable thereto. At the option of the Lender, the Loans shall bear interest at the Default Rate, payable on demand, during any period of Default hereunder.

         (b) Inability to Determine Rate. In the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Borrowers that by reason of circumstances affecting the interbank Eurodollar market adequate and reasonable means do not exist for ascertaining the LIBO Rate. For any given Euro-Dollar Interest Period the Lender shall forthwith give notice (which ma, be telephonic and promptly confirmed in writing or by facsimile transmission) of such determination to the Borrowers at least one (1) Euro-Dollar Business Day prior to, as the case may be, the conversion date of any portion of the Principal Amount bearing interest at the Prime Rate to a

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LIBO-Based Rate or the proposed continuation date of any portion of the
Principal Amount bearing interest at a LIBO-Based Rate. If such notice is given: ( 1 ) any portion of the Principal Amount bearing interest at the Prime Rate that was to have been converted to a LIBO-Based Rate subject to the provisions hereof, shall be continued at the Prime Rate and (2) any portion of the Principal Amount bearing interest at a LIBO-Based Rate shall be converted, on the last day of the these current Euro-Dollar Interest Period with respect thereto, to the Prime Rate until such notice has been withdrawn by the Lender, the Borrowers shall not have the right to have a LIBO-Based Rate apply to any portion of the Principal Amount.

         (c) Funding Indemnification. In addition to all other payment obligations hereunder, in the event: (I ) any portion of the Principal Amount which is bearing interest at LIBO-Based Rate is prepaid prior to the last day of the applicable Euro-Dollar Interest Period, whether following a mandatory prepayment. application of proceeds from the sale of Collateral or otherwise, or (2) the Borrowers shall fail to convert any portion of the Principal Amount bearing interest at the Prime Rate to a LIBO-Based Rate after SPACEHAB has issued a Euro-Dollar Rate Request with respect to such portion of the Principal Amount, or (3) the Borrowers shall fail to continue any portion of the Principal Amount bearing interest at a LIBO-Based Rate which they have elected to have continued at a LIBO-Based Rate or (4) the Borrowers shall fail to make any payment of principal or interest on any Loan bearing interest at a LIBO-Based Rate when due, then the Borrowers shall immediately pay to the Lender an additional amount compensating the Lender for all losses, costs and expenses incurred by the Lender in connection therewith, including, without limitation, such as may arise out of reemployment of funds obtained by the Lender or more fees payable to terminate the deposits from which such fund were obtained, such losses, costs and expenses and the method of calculation thereof being set forth in reasonable detail in a statement delivered to the Borrowers by the Lender, such statement to be conclusive in the absence of manifest error. Under no circumstances shall the Lender have any obligation to remit monies to the Borrowers upon prepayment of any portion of the Principal Amount bearing interest at a LIBO-Based Rate, even under circumstances which do not result in the necessity for the payment by the Borrowers of any amount hereunder. The hereof shall survive termination of this Agreement and the discharge of all other Obligations.


          (d) Illegality Impracticality . Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof (whether having the force of law or not) shall or may in the opinion of the Lender makes it unlawful or impractical for the Lender to make or maintain claims bearing interest at a LIBO-Based
Rate: ( 1 ) the commitment of the Lender hereunder to make Loans bearing interest at a LIBO-Based Rate shall forthwith be suspended and (2) the outstanding Loans bearing interest at a LIBO-Based Rate, if any, shall be converted automatically to Loans bearing interest at the Prime Rate at the end of their respective Euro-Dollar Interest Periods or within such earlier period as required by the event giving rise to such conversion In the event of a conversion of any Loan bearing interest at a LIBO-Based Rate prior to the end of its applicable Euro-Dollar Interest. Period pursuant to this Section 2.2(d), the Borrowers hereby agree promptly, to pay the Lender, upon its written demand, the amounts required pursuant to Section 22(c) above, it being agreed and understood that such conversion shall constitute a prepayment for all purposes hereof: The provisions hereof shall survive the termination of this Agreement by the discharge of all other Obligations.

         2.3. Note. The obligation of the Borrowers to repay the Loans, together with interest thereon, shall be evidenced by the note. The unpaid principal balance of the Note shall be payable on the Termination Date subject to acceleration, termination or prepayment under the terms of this Agreement.

         2.4. Non-Utilization Fee. The obligation of the Borrowers to pay the Non-Utilization Fee shall commence on the date hereof and shall continue until the Obligations have been fully and completely paid and discharged. Commencing on June 30, 1997, and continuing on the last day of each subsequent calendar quarter thereafter (i.e. March 3l, June 30, September 30 and December, 31) until the Obligations have been fully and completely paid and discharged, the Borrowers shall pay the Non-Utilization Fee due for the quarter (or portion thereof) then ending any accrued and unpaid portion of this fee shall be paid on the Termination Date.

         2.5. Payment and Computations. All payments hereunder (including any payment or prepayment of principal, interest, fees and other changes) or with respect to the blots or the Loans shall be made in lawful money of the United States of America. in immediately available funds, to the Lender at its office at North Tower, 5th Floor, 7799 Leesburg Pike, Falls Church, Virginia 22043, or at such other place as the Lender may in writing designate and shall be applied, at the option of the Lender, first to accrued Obligations other than principal and interest, next to accrued interest, then to principal due on Loans bearing, interest at the Prime Rate and last to interest due on monies bearing interest at a LIBO-Based Rate in chronological order according to the last day of the Euro-Dollar Interest Periods applicable thereto. If any payment of principal interest or fees is not due on a Business Day, then the due date will be extended to the next succeeding full Business Day and interest and fees will be payable with respect the extension. If any payment of principal, interest or fees is not made within seven (7) days of its due date, the Borrowers agree to pay to the Lender late charge equal to 4% of the amount of the payment. Except as otherwise specifically provided, interest and fees shall be computed on the basis of a year of 365 days and actual days elapsed. The Lender may, but shall not be obligated to, debit the amount of any payment due under this Agreement to and, deposit account or loan account of a Borrower maintained with the Lender. If the Lender elects to exercise the foregoing rift at any time when no Default or Event of Default exists, the Lender will so notify the Borrowers telephonically in advance.

         2.6. Termination of Credit Facility by Borrowers. The Borrowers may terminate the credit facility provided for in this Agreement and discontinue borrowing hereunder by giving not less than 30 Business Days' prior written notice of such termination to the Lender. The termination of the credit facility provided for in this Agreement shall not affect the rights of the Lender with respect to any Obligations having prior or subsequent to such termination and the provisions of this Agreement shall remain in full force and effect until the Obligations have been fully and completely paid and discharged. Once the Obligations have been fully and completely paid and discharged and all obligations of the Lender to make Loans has terminated, the Lender will renege its Liens in the Collateral.

         2.7. Extensions of Termination Date. The Lender may from time to time, in its sole discretion, extend the Termination Date giving written notice of such extension to the Borrowers. During any such periods of extension, the remaining terms and conditions of this Agreement shall remain in full force and effect.

         2.8.   Increase Costs.

         (a) If, on or after the date hereof, the Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy), then from time to time after demand by the Lender, the Borrowers shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

         (b) In the event that a change subsequent to the date hereof, or any applicable law, regulation, treaty or directive or in the governmental or judicial interpretation or thereof, or compliance by he Lender with any request or directive (whether or not having the force of law) issued subsequent to the date hereof by any central bank or other governmental authority, agency or instrumentality;

                  (1) Does or shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement or any others made or Letters of Credit issued hereunder, or changes the basis of taxation of payments to the Lender of principal, fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Lender);

                  (2) Does or shall impose, modify or hold applicable any reserve special deposits compulsory loan or similar requirement against assets held by or deposits or other liabilities in or for the account of advances or loans by, or other credit extended by or any other acquisition of funds by any office of the Lender which are not otherwise included in the determination of the Prime Rate or an applicable LIBO Based Rate; or

                  (3) Does or shall impose on the Lender any other condition; and the result of any of the foregoing is to increase the cost to the Lender of making, issuing, agreeing to make or issue, renewing, or maintaining any Loan or Letter of Credit or to reduce any amount receivable in respect thereof then in any such case, the Borrowers shall pay (including with respect to Taxes, any taxes or deductions imposed on such taxes) to the Lender, within ten (10) days of its written demand therefor, any additional amounts necessary to compensate the Lender for such additional cost or reduced amounts receivable as determined by the Lender levity with respect to this Agreement or such credit extensions.

         (c) If the Lender becomes entitled to claim any additional amounts pursuant to this Section 2.8 it shall promptly notify the Borrowers of the event by reason of which it has become so entitled. A certificate (including basis of calculation) as to any additional amounts payable pursuant to the foregoing sentence submitted by the Lender to the Borrowers shall be conclusive in the absence of manifest error. The obligations of the Borrowers under this
Section 2.7 shall survive the terms of this Agreement and the discharge of the Obligations.

         2.9. SPACEHAB as Agent for Borrowers. The Borrowers hereby appoint SPACEHAB to act as agent for the Borrowers hereunder and under the other Loan Documents. Each of the Borrowers hereby authorizes SPACEHAB to make such action on its behalf hereunder and under the provisions of the other Loan Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder or thereunder, as are specifically delegated to or required of SPACEHAB, either expressly or implicitly, by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. SPACEHAB agrees to act as the agent on behalf of the Borrower to the extent provided herein and in the other Loan Documents. Any action taken by SPACEHAB or any failure of SPACEHAB to act, either pursuant to instructions from the Borrowers or in the exercise of its discretion, shall be binding on the Borrowers, and the Lender shall have no obligation to inquire into the authority of SPACEHAB to act for the Borrowers hereunder and under any other Loan Document.

         2.10 Commitment Fee. At Closing, the Borrowers shall pay to the Lender the balance of the commitment fee due to the Lender pursuant to the Lender's commitment letter dated May 9, 1997 and accepted by the Borrowers May 19, 1997.

SECTION 3.  Covenants, Representations and Other Terms Regarding Collateral.

         3.1. Security Interest. Each Borrower hereby grants to the Lender, its successors and assigns a security interest in the Collateral and all proceeds and products thereof, all books of account and records, including all computer software relating thereto, all of which shall secure the Obligations.

         3.2. Accounts Receivable.

         (a) The Borrowers represent and warrant as to each and every Account Receivable, which is an account, now existing or hereafter arising, that: (i) it is a bona fide existing obligation, valid and enforceable against the Customer, for goods sold or leased or services rendered in the ordinary course of business; (ii) it is subject to no dispute, defense or offset except as disclosed in writing to the Lender; (iii) the supporting documents, instruments, chattel paper and other evidences of indebtedness, if any, delivered to the Lender are genuine, complete valid and enforceable in accordance with their terms; (iv) it is not subject to any discount, or to terms of special payment except as disclosed in writing to the Lender; and (v) except to the extent the assignment or Claims Act of 1940 or similar state law may apply to an Account Receivable from the Government, it is not and shall not be subject to any prohibition or limitation upon assignment.

         (b) The Borrowers shall immediately notify the Lender of: (i) any dispute with a Customer relating to an Account Receivable due from such Customer in excess of $100,000.00 and (ii) any bankruptcy, insolvency, receivership, assignment for the benefit of creditor or suspension of business of any Customer of which the Borrower has knowledge.

         (c) Unless the Lender has exercised its rights to receive direct parents in respect of Accounts Receivable from Customers, each Borrower is authorized to collect amounts owing to it with respect to Accounts Receivable. At any time, the Lender shall have the right to require that payments in respect of Accounts Receivable be made directly to the Lender. Upon such an election by the Lender, the Borrowers will so notify their respective Customers and shall direct all Customers to make payments on Accounts Receivable to the Cash Collateral Account designated by the Lender by printing such direction on all invoices giver to Customers. At any time when a Default exists, the Lender shall have the right to notify Customers of its security interest in the Accounts Receivable, and. at the Lender's request the Borrowers will notify each Customer of the Lender's security interest in the Accounts Receivable; provided; however, that the foregoing shall not impair or restrict the Lender's right, and the Borrowers, obligation to take all actions deemed reasonably necessary by the Lender under the

Assignment of Claims Act of 1040 as amended, and all applicable regulations issued pursuant thereto to perfect the assignment to the Lender of Accounts Receivable due from the Government.

         (d) If Lender elects to receive direct payments in respect of Accounts receivable from Customers, the Lender shall cause one or more Cash Collateral Accounts to be opened and maintained at the principal office of the Lender. The Cash Collateral Accounts will contain only cash proceeds of the Accounts Receivable. Any cash proceeds (as such term is defined in Section 9-306(1) of the UCC) received by the Lender directs from Customers obligated to make payments under Accounts Receivable pursuant to clause (c) of this Section 3 or from Borrower pursuant to clause (c) of this Section 2.2. whether consisting of checks, notes, drains, bills of exchange, money orders, commercial paper or other proceeds received on account of any Collateral, shall be promptly deposited the Cash Collateral Accounts and until so deposited shall be held in trust by the Lender in recognition of the Lender's security interest therein ant shall not be commingled with any funds of the Borrowers not constituting proceeds of Collateral. The name in which each Cash Collateral Account is carried shall clearly indicate that the funds deposited therein are the property of the appropriate Borrower, subject to the security interest of the Lender hereunder. Such proceeds, when deposited, shall continue to be secured for the Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Lender shall have sole dominion and control over the funds deposited in the Cash Collateral Accounts, and such funds may be withdrawn therefrom only by the Lender. Provided that no Default or Event of Default exists, each Business Day the Lender (after final collection) will apply the funds in the Cash Collateral Accounts to reduce that portion of the Principal Amount bearing interest at the Prime Rate and will transfer any funds remaining in the Cash Collateral Accounts after such principal curtailments to the Operating Account.

         (e) If the Lender has elected to receive payments directly from Customers in respect of Accounts Receivable, each Borrower shall cause all payments from Customers in respect of Accounts Receivable collected by it to be delivered to the Lender forthwith upon receipt for deposit in the appropriate Cash Collateral Account, in the original form in which received (with such endorsements or assignments as may be necessary to permit collection thereof by the Lender) and until so delivered such payments shall be held in trust by the Borrowers in recognition of the Lender's security interest therein and shall not be commingled with any funds of the Borrowers not constituting proceeds of Collateral. Each Borrower hereby appoints the Lender and any officer, employee or agent of the Lender as the Lender may from time to time designate as attorneys-in-fact for such Borrower to endorse and sign the name of such Borrower on all checks, drafts, money orders or other media of payment so delivered and to perform all actions necessary or desirable in the discretion of the Lender to effect the provisions of this Section 3.2(e) and to carry out the intent hereof, to do any act which such Borrower is required to do pursuant to the terms of this Section 3.2(e), and to exercise such rights and powers as such Borrower might exercise with respect to the Collateral, all at the cost and expense of the Borrowers. Any endorsements or assignments made pursuant to the foregoing power of attorney shall, for all purposes, be deemed to have been made by the Borrower granting such, power of attorney prior to any endorsement or assignment thereof by the Lender. The Lender may use any convenient or customary means for the purpose of collecting such checks, draft, money orders or other media of payment.

         (f) To facilitate the direct collection of payments made in respect of Accounts Receivable, the Lender shall have the right to take over each Borrower's post office boxes or make other arrangements, with which the Borrowers shall cooperate, to receive payment made in respect of Accounts Receivable contained in each Borrower's mail.

         (g) Each Borrower shall execute all other agreements, instruments and documents and shall perform all further acts which the Lender may require with respect to Accounts Receivable owing by the Government to ensure compliance with the Assignment of Claims Act of 1940, as amended, and all applicable regulations issued pursuant thereto.

         3.3 Defense of Collateral. Each. Borrower, at its expense, will defend the Collateral against any claims or demands adverse to the Lender's security interest therein and will promptly pay, when due, all taxes or assessments levied against the Borrowers on the Collateral, except as contested in good faith and through appropriate proceedings deemed reasonably acceptable to the Lender.

         3.4. Information Regarding Collateral. The Borrowers shall provide the Lender such information as the Lender may from time to time reasonably request with respect to the Collateral, including, without limitation, statements describing, designating, identifying and evaluating all Collateral.

         3.5. Perfection of Security. The Borrowers shall perform any and all steps in all relevant or appropriate jurisdictions as may be necessary or reasonably requested by the Lender to perfect, maintain and protect the Lender's security interest in the Collateral. The Borrowers shall pay taxes and costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. The Borrowers agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement; provided that this shall not limit the obligations of the Borrowers to execute separate to, subsequent financing statements with respect to the Collateral upon the Lender's request.

         3.6. Power of Attorney. Each Borrower hereby appoints the Lender and any officer, employee or agent of the Lender as the Lender may from time to time designate as attorneys-in-fact for such Borrower to perform all actions necessary or desirable in the discretion of the Lender to effect full provisions of this Agreement and to carry out the intent hereof, to do any act which such Borrower is required to do pursuant to the terms of this Agreement, and to exercise such rights and powers as such Borrower might exercise with respect to the Collateral, all at the cost and expense of such Borrower. Each Borrower agrees that neither the Lender nor any other such attorney-in-fact will be liable for any acts of omission or commission unless such acts were willful and malicious or grossly negligent, nor for any error of judgment or mistake or law or fact. This power is coupled with an interest and is irrevocable so long as any Obligations are outstanding. The Lender agrees that it shall not exercise any right under this Section prior to the occurrence of a Default.

         3.7. Limitations on Obligations. It is expressly agreed by the Borrowers that, anything herein to the contrary notwithstanding, the Borrowers shall remain liable under each Account Receivable and contract giving rise to each Account Receivable to observe and perform all the conditions and obligations to be observed and performed by the Borrowers thereunder, all in accordance with and pursuant to the terms and provisions of each such Account Receivable and contract. The Lender shall not have any obligation or liability under any Account Receivable or contract by reason of or arising out of this Agreement or the assignment of such Account Receivable or contract to the Lender or the receipt by the Lender of any payment relating to the Account Receivable pursuant hereto nor shall the Lender be required or obligated in any manner to perform or fulfill any of the obligations of the Borrowers under or pursuant to any Account Receivable or contract, or to make any payment or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Account Receivable, or to present or file any claim, or to take any action to collect or enforce any performance of the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         3.8. Indemnification In any suit, proceeding counterclaim or action brought by or against he Lender relating to the Collateral, the Borrowers will save, indemnify and keep the Lender harmless from and against all expense, loss or carnage suffered by reason of any defense, set-off, counterclaim. recoupment or reduction of liability whatsoever of any obligor thereunder, arising out of a breach by the Borrowers of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Borrowers. and all such obligations of the Borrowers shall be and remain enforceable against and only against the Borrowers and shall not be enforceable against the Lender. The foregoing obligation of the Borrowers to indemnify the Lender shall survive the payment of the Obligations and the termination of this Agreement but shall not extend to any suit, proceeding or action arising out of the Lender's gross negligence or willful misconduct.

         SECTION 4. Representations and Warranties. As of the date hereof and as of each date a Loan is requested hereunder the Borrowers represent and warrant to the Lender:

         4.1. Incorporation, Good Standing and Due Qualification. Each Borrower and each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws or the jurisdiction of its incorporation; has the corporate power, and authority to own its assets and to transact the business in which it is now engaged or in which it is proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

         4.2. Corporate Power and Authority. The execution, delivery and performance by each Borrower of the Loan Documents to which each is a party have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of such corporation: (b) contravene such corporation's charter or bylaw (c) result in a material breach of or constitute a default under any material agreement or instrument to which such corporation is a party or by which it or its properties may be bound or affected: (d) result in, or require, the creation or imposition of any Lien. upon or with respect to any of the properties now owned or hereafter by such corporation except be specifically created by or permitted under the Loan, Documents; and (e) to each Borrower's best knowledge cause such corporation to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such corporation.

         4.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership or by general principles of equity.

         4.4. Financial Statements. The financial statements of the Borrowers which have been furnished to the Lender in connection with this Agreement are complete and correct in all material respects in accordance with GAAP and fairly present the financial condition of such Borrower, and, since the date of each such statement, there has been no material adverse change in the condition (financial or otherwise), business or operations of the Borrowers.

         4.5. Litigation. There's no pending or, to each Borrower's best knowledge, threatened action or proceeding against or affecting a Borrower or any Subsidiary before any Tribunal which may, in any case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of a Borrower or any Subsidiary.

          4.6. Ownership and Liens. Each Borrower and each Subsidiary has title to all of its assets, including the Collateral and none of the Collateral or such assets, to the best of each Borrower's knowledge, is subject to any Lien, except Liens permitted by this Agreement.

         4.7. ERISA.

                  (a) Prohibited Transactions. No transaction has occurred in connection with which a Borrower or any Subsidiary would be subject to a liability to either civil penalty assessed pursuant to Code 502(i) of ERISA or a tax imposed by Code 4975.

                  (b) Plan Termination. There has been no termination of an Employee Benefit Plan or trust created under any Employee Benefit Plan that has or will give rise to liability to the PBGC on the part of a borrower an ERISA affiliate. No withdrawal or other liability has been incurred under Title IV of ERISA with respect to any Employee Benefit Plan by a Borrower or an ERISA Affiliate. The PBGC As not instituted proceedings to terminate any Employee Benefit Plan.

                  (c) Accumulated Funding Deficiency. Full payment has been made of all amounts which are required under the terms of each Employee Benefit Plan to have been, paid as contributions to such Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended on or before the dare of this Agreement, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Code Section 419), whether or not waived, exists with respect to any Employee Benefit Plow Each Borrower and each E~SA Affiliate are current with all required installments under Code Section 412.

                  (d) Relationship of Benefits to Pension Plan Assets. The current value of the benefit liabilities (as defined in Section 4001 (a)(6) of ERISA) of each Employee Benefit Plan does not exceed the fair market value of the assets of such Employee Benefit Plan. Neither a Borrower nor any ERISA affiliate is required to provide security to an Employee Benefit Plan under Code Section 401(a)(29). No lien under Code Section 412(n) or Sections 312(f) or 4068 of ERISA has been or is reasonably expected by the Borrowers to be imposed on the assets of a Borrower or any ERISA Affiliate.

                  (e) Multiemployer Plan. Either the Borrowers nor any ERISA Affiliate participates in or contributes to or, since September 26, 1980 has participated in or contributed to, any Multiemployer Plan.

                  (f) Compliance with ERISA. The Borrowers and the ERISA Affiliates are in compliance in all material respects with those provisions of ERISA which are applicable to them. Any Employee Benefit Plan which is intended to be "qualified" under Code Section 401 (a) is so qualified. No Reportable Event has occurred with respect to any Employee Benefit Plan. Each Employee Benefit Plan has been administered in compliance with ERISA and the applicable provisions of the Code, and in accordance with its terms and any related agreements or documents. Each Borrower may terminate its contributions to any ether Employee Benefit Plan maintained by it without incurring any liability to any person interested therein. There is no pending or, to the best knowledge of each Borrower, threatened assessment. complaint, proceeding or investigation of any kind before any Tribunal, including, but not limited to, the Internal Revenue Service, the Department of Labor, the PBGC or any court of competent jurisdiction, related to an Employee Benefit Plan, nor is there any basis therefor. The Borrowers and each ERISA Affiliate have complied with the continuation coverage requirements of Code Section 4980B and Part 6 of Title of ERIS.A and any predecessor provisions thereto and, to the extent elective. the group health plan for ability, access and renewability requirements in Code Sections 9801 through 9806.

         4.8. Taxes. The Borrowers and each Subsidiary have (a) timely flied or caused to be filed all Tax Reviews required to be filed for all periods up to and including the date hereof in each jurisdiction in which they are or have been subject to taxation and such return and reports are true and corrects have timely filled all claims for refunds to which they are entitled and have timely paid or caused to be paid in full all taxes which are due and payable to any taxing authorities for such periods, (b) fully paid or accrued on their respective books an amount sufficient to pay all taxes to the extent of known liabilities therefor which are not yet due and payable, (c) made or caused to be made all withholdings of taxes required to be made, and such withholdings have either been paid to the appropriate governmental authority or set aside in separate accounts for such purposes, and (d) otherwise satisfied, in all material respects, all federal requirements applicable to them with respect to all aforementioned obligations of all taxing jurisdictions, and neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best knowledge of each Borrower, threatening assert against a Borrower or and, Subsidiary any deficiency or claim for additional truces or any interest thereon or penalties in connection therewith.

         4 9. Debt. No Borrower is in any manner directly or contingently obligated with respect to any Debt which is not permitted by this Agreement. No Borrower is in default with respect to any such Debt.

         4.10 Corporate Name: Chief Executive Office. During the five years immediately preceding the date of this Agreement, neither a Borrower nor any predecessor of a Borrower has used arty corporate or fictitious name other than its current corporate name. The chief executive office of SPACEHAB, within the meaning of Section 9.103(3!(d) of the UCC is Suite 360, 1595 Spring Hill Road, Vienna, Virginia 22182 and the chief executive office of Astrotech, within the meaning of Section 9.1 03(3)(d) of the UCC is 125110 Prosperity Drive, Suite 100, Silver Spring, Maryland 20904.

         4.11. Environmental and Safety Matters. The operation of the business of the Borrowers and all Subsidiaries does not violate any applicable Environmental Laws. The Borrowers and all

Subsidiaries have timely obtained all licenses and permits and timely filed all reports required to be filed under any applicable Environmental Laws. Neither a Borrower nor any Subsidiary has, and, to the best knowledge of each Borrower, no other Person has, stored any chemical or hazardous substances, including any "Hazardous Substances," "Pollutants" or "Contaminants" (as such terms are defined in CERCLA), asbestos, petroleum products, or polychlorinated biphenyls on, beneath or about any of the owned or leased properties of a Borrower or any Subsidiary in violation of any applicable legal requirements, including any environmental Laws. Except as otherwise disclosed to the Lender in writing prior to the date hereof: to the best knowledge of each Borrower, there is no condition relating to or resulting from. the release or discharge into the soil, surface waters, groundwaters, drinking water supplies. navigable waters, lands surface or subsurface: strata, ambient air or any other environmental medium which has resulted or could result in any damage, loss, cost, expense, claim, demand, order or liability to or against a Borrower or any Subsidiary by any Tribunal or other third party relating to or resulting from the operation of its business or otherwise related to any real properly owned or leased of a Borrower or any Subsidiary, irrespective of the cause of such condition. Neither a Borrower nor any Subsidiary has received notice from any Tribunal or private or public entities advising a Borrower or any Subsidiary that it is potentially responsible for response costs with respect to a release or threatened release of any Hazardous Substances. Neither a Borrower nor any Subsidiary has and, to the best knowledge of each Borrower, no other Person has, buried, dumped or otherwise disposed of any Hazardous Substances on, beneath or about any property of a Borrower or any Subsidiary or on, beneath or about any other property in violation of any applicable legal requirements, including any Environmental Laws. Neither a Borrower nor any Subsidiary has received notice of violation of any Environmental Law or zoning or land use ordinance, law or regulation relating to the operation of the business of the Borrowers or any Subsidiary, nor is either Borrower severe of any such violation.

         4.12. Licenses. The Borrowers and all Subsidiaries possess all Licenses from federal, state and local governmental or regulatory authorities that are necessary for the ownership, maintenance and operation of their respective businesses as now conducted or as proposed to be conducted and the ownership or leasing of their respective properties where the failure to possess such Licenses would have a material adverse effect on the condition (financial or otherwise), operations, business or property of such Borrower or such Subsidiary. The Licenses are in full force and effect, and the Borrowers and each Subsidiary, as the case may be, are in compliance in all material respects with all of such Licenses.

         4.13. Intellectual Property. The Borrowers and all Subsidiaries own all right, title and interest in and to all Intellectual Property used in and material to the operation of their respective businesses or, for such Intellectual Property that is not owned, possesses adequate licenses or other legally enforceable rights to use the same. Each Borrower has no reason to believe that any valid basis exists upon which a claim adversely affecting any such Intellectual Property may be asserted against a Borrower or any Subsidiary. To the best knowledge of each Borrower, no person is infringing upon the Intellectual Property used by a Borrower or any Subsidiary material to the operation of their respective businesses. Each Borrower has taken appropriate steps to protect the secrecy, confidentiality and value of its and all Subsidiaries rights in any to such Intellectual Property and to prevent others from using such Intellectual Proper without consent.

         4.14. Absence of Payments. None of the Borrowers, any Subsidiary, any of their respective directors, officers, agents or employees, or, to the best knowledge of each Borrower, any other Person acting on behalf of any such Person has made any unlawful contributions, payments, gifts or entertainment, or make any unlawful expenditures relating to political activity, to government officials or others.

         4.15. Related Party Transactions. No present or former officer, director, stockholder or Affiliate of a Borrower is a party to any transaction or series of transactions with a Borrower which requires payments by a Borrower to such officer, director, stockholder or affiliate other than normal and customary employment compensation and benefits.

         4.16. Disclosure. All facts material to the financial condition results of operations, business, prospects and property of the Borrowers and each Subsidiary have heretofore been disclosed o the Lender. No representation or warranty made by a Borrower in this Agreement or in any of the other Loan Documents or in any statement certificate, exhibit or schedule furnished or to be furnished to the Lender pursuant to this Agreement or any of the other Loan Documents or in connection with the transactions contemplated herein and therein contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

         SECTION 5. Affirmative Covenants. The Borrowers covenant and agree with the Lender that each will:

         5.1. Maintenance of Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which to he best of each Borrower's knowledge such qualification is required.

         5.2. Maintenance of Records. Keep and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of each Borrower and each Subsidiary, and maintain the principal records and books of account of each Borrower and each Subsidiary, including those concerning the Collateral, at the chief executive office of SPACEHAB.

            5.3. Maintenance of Properties. Maintain, keep and preserve, and cause each Subsidiary to maintain, keep and preserve, all or its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         5.4. Conduct of Business. Continue, and cause each Subsidiary to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

         5.5. Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risk as are usually carried by companies engaged in the same or a similar business and similarly situated.

         5.6. Compliance with Laws. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, ERISA), such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon, its property, except is contested in good faith, and through appropriate proceedings deemed reasonably acceptable to the Lender.

         5 7. Right of Inspection. At any reasonable time and from time to time permit the Lender or any agent or representative thereof to audit and verify the collateral, examine and notice copies of and abstracts from the records and books of account of; and visit the properties of, the Borrowers and any Subsidiary, and to discuss the affairs, finances and accounts of the Borrowers and any Subsidiary with any of heir respective of officers, directors or shareholders and each Borrower's independent accountants, and in connection with any such inspection, pay to the Lender upon demand its then current fee for such inspections compensate the Lender for the cost incurred and the commitment of resources required for conducting such inspection.

         5.8 Reporting Requirements Furnish to the Lender:

         (a) Form 10-Q. As soon as available, and in any event within the earlier or five (5) days after filing with the Securities and Exchange Commission and fifty (50) days after the end of each of the first three quarters of each fiscal year of SPACEHAB. Securities and Exchange Commission Form 10-Q prepared by SPACEHAB in accordance with GAAP. The financial statements contained in each Form 10-Q statements shall be certified by an officer of each Borrower acceptable to the Lender to present fairly the financial condition of the Borrowers (subject to year-end adjustment) and shall be accompanied by a Compliance Certificate;

         (b) Form 10-K. As soon as available, and in any event within the earlier of five (5) days after filing with the Securities and Exchange Commission and ninety-five (95) days after the end of each fiscal year of SPACEHAB. Securities and Exchange Commission Form 10-K prepared by SPACEHAB. The consolidated financial statements contained in such Form 10-K shall be prepared in accordance with GAAP and be accompanied by an opinion thereon acceptable to the Lender of an independent certified public accountant firm selected by the Borrowers and acceptable to the Lender and shall also be accompanied by a Compliance Certificate.

         (c) Management Letters. Promptly upon receipt thereof copies of any reports submitted to a Borrower or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of a Borrower or any Subsidiary made by such accountants;

         (d) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any Tribunal affecting a Borrower or Any Subsidiary, which, in the reasonable opinion of the Borrowers, if determined adversely, is reasonably likely to have a material adverse effect on the financial condition, properties or operations of such Borrower or such Subsidiary;

         (e) Notice of Defaults and Events of Default. As soon as possible and in any event within five (a) Business Days after the occurrence of each Default and Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrowers with respect thereto;

         (f) Proxy Statements, Etc. Promptly after the sending or filing thereof copies of all proxy statements, financial statements and reports which a Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic and specific reports, and all registration statements which a Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

         (g) Government Contract Audits. Promptly after a Borrower's receipt thereof; notice of any final decision of a contracting officer disallowing costs aggregating more than $500,000.00, which disallowed costs arise out of any audit of such Borrowers contracts with the Government;

         (h) Notice Claimed Defaults. Immediately upon becoming aware that the holder of any Debt or Lien has given notice or taken any action with respect to a claimed breach, default or coven of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed breach. default or event of default by a Borrower thereunder and the action being taken or proposed to be taken with respect thereto; and

         (i) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrowers or any Subsidiary as the Lender may from time to time reasonably request.

         5.9. Licenses. Keep, and cause each Subsidiary, to keep, all increases and all other agreements necessary to operate the business of such Borrower or such Subsidiary in full force and effect and free from burdensome restrictions and comply in all material respects with all terms and conditions thereof.

         5.10. ERISA. (a) Make, and cause each Subsidiary to make, prompt payments of contributions required by the terms of each Employee Benefit Plan and meet the minimum Ending standards set forth under ER1SA and the Code with respect to each Employee Benefit Plan to which such standards apply; (b) notify the Lender immediately of any fact including, without limitation, any Reportable Event, arising in connection with any Employee Benefit Plan which, more likely than not, would constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer the Employee Benefit Plan; (c) notify the Lender immediately of the intent by a Borrower to terminate any Employee Benefit Plan;
(d) notify the Lender immediately of the adoption of an amendment to any Employee Benefit Plan (or of any other event) which causes any Employee Benefit Plan to fail to leave sufficient assets to qualify for a standard termination under Section 4041 of ERISA or to require providing security under Code Section 401 (a)(29); (e) promptly after receipt thereof, furnish to the Lender a copy of any notice received by a Borrower or any Subsidiary from the PBGC relating to the intention of the PBGC to terminate any Employee Benefit Plan or to appoint a trustee to administer an Employee Benefit Plan.; (f) promptly after receipt thereof furnish to the Lender a copy of any notice received by a Borrower or any Subsidiary from the Internal Revenue Service relating to the intention of the Internal Revenue Service to disqualify any Employee Benefit Plan or to refuse to grant a favorable determination letter with regard to any Employee Benefit Plan; (g) notify the Lender immediately of arty lawsuit, claim for damages or administrative proceeding in which an Employee Benefit Plan or a fiduciary with respect thereto is a defendant: and (h) furnish to the Leader. promptly upon its request therefor, such additional information concerning each and every Employee Benefit Plan as may be reasonably requested including, but not limited to, the annual report required to be film under ERISA and any notices filed or proposed to be filed in connection with any of the foregoing.

         5.11. Environmental Matters. Notify the Lender immediately of the receipt by a Borrower or any Subsidiary of any notice from any Tribunal that there has been a violation by a Borrower or any Subsidiary of any Environmental Law and that remediation of such violation is necessary and assume responsibility for, and control the process of, any response action, penalties or correction associated with such violation.

         5.12. Financial Covenants.

         (a) EBITDA. Cause EBITDA, determined on a quarterly basis, to be not less than the amount set forth below for the corresponding period:




                  Amount                    Period

                $3,000,000.00               From April 1, 1997 through
                                            June 30, 1997

                $4,600,000.00               From July 1, 1997 through
                                            September 30, 1997

                $4,100,000.00               From October 1, 1997 through
                                            December 31, 1997

                $6,700,000.00               From January 1, 1998 through
                                            March 31, 1998

                $5,000,000.00               From April 1, 1998 through
                                            June 30, 1998

         The Lender shall calculate EBITDA for the purpose of measuring the Borrowers' compliance with foregoing covenant using information contained in the consolidated financial statements of SPACEBAB included in each Form 10-Q or Form 10-K that the Borrowers are required to deliver to the Lender under this Agreement.

         (b) Minimum Tangible Net Worth. Cause Tangible Net Worth to be at least $72,500,000.00.

-------------
* If the Launch Revenue is recognized during the period from July 1, 1997 through September 30, 1997 then this amount shall be changed to $1,748,000.00

** If the Launch Revenue is recognized during the period from October 1,1997 through December 31,1997, then this amount shall be changed to ($2,248,000.00).

         The Lender shall calculate Tangible Net worth for the purpose of measuring the Borrowers' compliance with foregoing covenant using information contained in the consolidated balance sheet of SPACEHAB included in each Form 10-Q or Form 10-K that the Borrowers are required to deliver to the Lender under this Agreement.

         (c) Current Ratio. Cause the Current Ratio to be at least 1.2 to 1.

         The Lender shall calculate the Current Ratio for the purpose of measuring the Borrowers' compliance with foregoing covenant using information contained in the consolidated financial statements of SPACEHAB included in each Form 10-Q or Form 10-K that the Borrowers are required to deliver to the Lender under this Agreement.

SECTION 6. Negative Covenants. Each Borrower agrees that it will not:

         6.1 Liens. Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except: (a) Liens in favor of tile Lender; (b) Liens which are incidental to the conduct off the business of the Borrowers or any Subsidiary arising in connection with operating lease obligations evidencing the rights of the lessors under such leases. (c) Liens on any assets of a Borrower (other than assets included in the Collateral and inventory) securing Debt of such Borrower to a Bank that is permitted pursuant to Section 6.2(b) hereof, including the Liens in existence on the date of this Agreement and disclosed in Schedule 6.1 (c) attached hereto; and (d) Liens securing obligations of a Subsidiary to a Borrower or another Subsidiary.

         6.2. Debt. Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Debt, except (a) the Obligations; (b) Debt of a Borrower or a Subsidiary to any Bank that is either unsecured or secured by assets of such Borrower or Subsidiary not included in the Collateral or constituting inventory, including the Debt in existence on the date of this Agreement and depicted in Schedule 6.2 attached hereto: provided that after giving effect to the payments required by such Debt, no Default or Event of Default will occur; (c) Debt of a Borrower subordinated to the Obligations on terms satisfactory to the Lender; (d) subject to the limitations specified in Sections 6.7 and 6.10 hereof, Debt of any Subsidiary to a Borrower or another Subsidiary; and (e) ordinary trade accounts payable.

         6.3 Mergers, Etc. Without obtaining the prior written consent of the Lender, which will not be unreasonably withheld, merge or consolidate with a Person, or permit any Subsidiary to do so, except that without the Lender's prior written consent (a) any Subsidiary may merge into or transfer assets to a Borrower, and (b) Any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

         6.4. Leases .Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist any obligation as lessee for the rental or hire of any real or personal property, except as is necessary in connection with such party's normal and customary business activities.

        6.5. Dividends. Declare or pay any dividends; purchase, redeem, retire, or otherwise acquire for value any of its capital stock note of hereafter outstanding; make any distribution of assets to its stockholders whether in cash, assets or obligations of a Borrower; allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock: retake any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or Permit any Subsidiary to purchase or otherwise acquire for value any stock of a Borrower or another Subsidiary, except that if there is no Default at such time and, after giving effect to the proposed dividend, no Default will occur, (a) a Borrower may declare and deliver dividends and make distributions payable solely in common stock of such Borrower, (b) a Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock, and (c) a Borrower may declare and pay cash dividends; provided that no Borrower shall declare or pay any dividends permitted under this
Section 6.5 until the Lender has received written notice from such Borrower at least five (5) Business Days in advance of declaring or paying any such dividend and has also received such other information as the Lender may have requested in order to verify the amount of the proposed dividends and to determine that the conditions precedent to the making of the requested dividends has been satisfied.

         6.6. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets including in the Collateral or constituting inventory, except: (a) the sale of Inventory in the ordinary course of business and (b) the sale or other disposition of tangible property included in Collateral or constituting Inventory which, in each case, a Borrower determines in good faith to be obsolete.

         6.7. Loans. Make, or permit any Subsidiary to make, any loan or advance to any Person except for reasonable advances by a Borrower to its employees for anticipated business expenses that would be reimbursable to such employees under such Borrower's expense reimbursement policy.

         6.8. Guaranties, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including. but not limited to, an agreement to purchase any obligation, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except, guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business

         6.9. Acquisitions. Purchase or acquire, or permit any Subsidiary to purchase or acquire, (a) all or substantially all of the assets of any Person, or (b) any capital stock of or ownership interest in any other Person unless the Lender has consented in writing to such acquisition, which consent will not be unreasonably withheld.

         6.10. Transaction with Affiliate. Except as specifically permitted by the terms of this Agreement, enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, or permit any subsidiary to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of. any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be applicable in a comparable arm's-length transaction with a Person not an Affiliate.

         6.11. Change of Chief Executive Office and Corporate Name. Move the principal records and books of account of any Borrower or any Subsidiary, including those concerning the Collateral from its chief executive office or change its chief executive office or the name under which it does business without (a) giving the Lender at least thirty (30) days prior written notice, and (b) executing and delivering financing statements reasonably satisfactory to the Lender prior to such move or change.

         6.12. Capital Expenditures. Permit the aggregate Capital Expenditures of the Borrowers (other than Capital Expenditures paid for by proceeds of Debt of a Borrower permitted under the terms of this Agreement and obtained by such Borrower specifically to fund such Capital Expenditures) to exceed the amounts set forth below for the corresponding period:


                Amount            Period
                ------            ------
             $30,000,000.00       For the fiscal year ending June 30, 1997

             $12,000,000.00       For the fiscal year ending June 30, 1998

             $ 2,000,000.00       For the period beginning July 1, 1998 through
                                  the period ends October 15, 1998

SECTION 7. Conditions of Lending.

         The making of the Loans shall be subject to the following conditions:

         7.1. Conditions Precedent to Closing. The initial disbursement of the Loans shall be subject to the following conditions precedent:

         (a) The Loan Documents shall have been appropriately completed. duly executed by the panties thereto, recorded and or filed where necessary and delivered to the Lender, and all taxes and fees with respect to such recording and filing shall have been paid by the Borrowers.

         (b) No Default or Event of Default shall have occurred and be continuing.

         (c) All representations and warranties contained herein shall be true and correct at the date of the Closing.

         (d) All legal Matters incident to the Loans shall be satisfactory to counsel for the Lender, and each Borrower agrees to execute and deliver to the Lender such additional documents and certificates relating to the Loans as the Lender may reasonably request.

         (e) If required by the Lender, the Lender shall have received an opinion of counsel to the Borrowers as to such matters as the Lender may request, in form and substance satisfactory to the Lender and its counsel.

         (f) The Lender shall have received a certification by an acceptable pros ides of financing statement searches of all financing statements of public record which relate or pertain to the Borrowers and/or the Collateral, financing statements in form and substance satisfactory to the Lender shall have been properly filed in each office where necessary to perfect the Lender's security interest in the Collateral, termination statements shall have been filed with respect to any other financing statements covering all or any portion of the Collateral (except with respect to Liens permitted by this Agreement), and all taxes and fees with respect to such recording and filing shall have been paid by the Borrowers: provided that the Lender may choose to waive this condition with respect to the filing of certain financing statements or termination statements prior to Closing. The Lender shall also have received a certification by an acceptable provider of judgments and tax lien searches of the absence of any judgments or tax liens of public record against the Borrowers and/or the Collateral.

          (g) If requested by the Lender, each Borrower shall have delivered to the Lender (i) certified copies of evidence of all corporate actions taken by such Borrower and each Corporate Guarantor to authorize the execution and delivery of this Agreement, the Note and the other Loan Documents, (ii) a certificate of incumbency or the officers of each Borrower and each Corporate Guarantor executing the Loan Documents required herein, (iii) a good standing certificate dated not more than 30 days prior to the date of the Closing from the appropriate state official of any state in which each Borrower is incorporated or qualified to do business, and (iv) such additional supporting documents as the Lender or counsel for the Lender may reasonably request.

         (h) The Lender shall have received an Advance Request in form and substance satisfactory to the Lender with respect to such initial Loan.

         (i) The Borrowers shall have executed all other agreements, instruments and documents and shall have performed all acts which the Lender may require with respect to Accounts Receivable owing by the Government to ensure compliance with the Assignment of Claims Act of 1940, as amended, and all applicable regulations issued pursuant thereto.

         (j) The Lender shall have received the fee due pursuant to Section
2.10 hereof.

         (k) No cure notice or show-cause notice shall be in effect relating to a possible termination for default under and contract of a Borrower which is either a contract with the Government or is a subcontract (at any tier) which is related to a contract between a third party and the Government the Unearned Contact Value of which is greater than or equal to $250,000.00.

         7.2. Conditions Precedent to Subsequent Disbursement. The Disbursement of subsequent Loans shall be subject to the following conditions precedent:

         (a) No Default or Event of Default shall have occurred and be continuing.

         (b) No material adverse change shall have occurred in the financial condition of a Borrower or a Subsidiary and no material adverse change shall have occurred in the business condition of a Borrower or a Subsidiary which the Lender reasonably concludes is likely to result in a material adverse change in the financial condition of the Borrowers.

         (c) All representation and warranties contained herein shall be true and correct at the date of such disbursement.

         (d) No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the opinion of counsel for the Lender would make it illegal for the Lender to make Loans hereunder.

         (e) The Lender shall have received an Advance Request in form and substance satisfactory to the Lender with respect to such Loan.

         (f) If previously waived by the Lender as a condition to Closing, financing statements and/or termination statements shall have been filed in each location where the Lender deems such filing necessary to perfect its security interest in the Collateral or terminate a previously perfected security interest in the Collateral.

         (g) The Borrowers shall have executed all other agreements, instruments and documents and shall have performed all acts which the Lender may require with respect to Accounts Receivable owing by the Government to ensure compliance with the Assignment of Claims Act of 1940, as amended, and all applicable regulations issued pursuant thereto.

         (h) No cure notice or show-cause notice shall relating to a possible termination for default under any contract of a Borrower which is either a contract with the Government or is a subcontract (at any tier) which, is related to a contract between a third party and the Government the Unearned Contract Value of which is greater than or equal to $250,000.00.

SECTION 8. Default.

         8.1. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

         (a) The failure of a Borrower to pay any Obligation to the Lender including, without limitation the principal of or interest on the Note or any of the Loans, when the same shall become due and payable whether at maturity, as a result of the Lender's demand for payment or otherwise; provided, however, that any such failure (other than a failure to make a payment due pursuant to Section 2.1 (b), as to which no notice and cure period applies) shall constitute an Event of Default only if such failure is not cured and such failure shall continue for a period of ten (10) days after the date when the Lender's notice of such failure (which notice may be a computer generated late payment notice) is deemed effective pursuant to Section 9.3 hereof; or

         (b) The refusal by a Borrower to permit the Lender to inspect, examine, verify or audit the Collateral in accordance with the provisions of this Agreement; or

         (c) The failure of a Borrower to perform or observe any covenant set forth herein (except any such failure resulting in the occurrence of another Event of Default described in this Section) or to perform or observe any other term, condition, covenant, warranty, agreement or other provision contained in this Agreement or any of the other Loan Documents; provided that if such failure is capable of cure then such failure shall constitute an Event of Default only if such failure is not cures within ten (10) days after the date when a notice from the Lender specifying such failure is deemed effective pursuant to Section 9.3 hereof; provided; however, that if such Borrower has commenced and is diligently prosecuting a cure of such Default within the foregoing ten (10) day period, such Borrower shall have an additional twenty (20) days to complete such cure for a total of thirty (30) days: or

         (d) The existence of any material inaccuracy in any representation or warranty made by a Borrower or any statement or representation made in any certificate, report or opinion delivered pursuant hereto or in connection with any borrowing hereunder or the occurrence of any material breach thereof; or

         (e) The occurrence of a default under and the acceleration of any other obligation of a Borrower, any Subsidiary, or any Guarantor for the payment of any Debt in excess or $250,000.00, unless and to the extent that the declaration of default and acceleration is being contested in good faith in a court of appropriate jurisdiction; or

         (f) The making by a Borrower of an assignment for the benefit of creditors, the filing by a Borrower of a petition in bankruptcy or a petition or application to any Tribunal for the appointment of any receiver or trustee for a Borrower or any substantial part of its property, or the commencement by a Borrower of any proceeding relating to such Borrower under any reorganization, arrangement, readjustments of debt, dissolution or liquidation law or statue of any jurisdiction, whether now or hereafter in effect; or

         (g) The failure within 30 days after the filing of a bankruptcy petition or the commencement of any proceeding against a Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, lay, or regulation, to have such proceeding dismissed, or the failure within 30 days after the appointment, without the consent or acquiescence of a Borrower, of any trustee, receiver or liquidator of such Borrower or of all or any substantial part of the properties of such Borrower to have such appointment vacated; or

         (h) The occurrence of any of the events described in the two immediately preceding clauses with respect to a Subsidiary, or any property of a Subsidiary; or

         (i) The entry of any judgment against a Borrower or any Subsidiary in excess of $1,000,000.00 or the attachment of any property of a Borrower or any Subsidiary having a value in excess of $100,000.00 and the failure by the affected Person to pay, discharge, bond-off or cause to be dismissed such judgment or attachment within 30 days, unless and to the extent that the judgment or attachment is appealed in good faith to a court of higher jurisdiction and the appeal remains pending; or

         (j) The occurrence of a material adverse change in the financial condition of a Borrower or a Subsidiary or the occurrence of a material adverse change in the business condition of a Borrower or a Subsidiary which the Lender reasonably concludes is likely to result in a material adverse change in the financial condition of the Borrowers, or

         (k) The failure of the stock of SPACEHAB to be listed or NASDAQ or a national stock exchange; or

         (1) The failure of SPACEHAB to own at least eighty percent (80%) of the voting capital stock of be other Borrowers; or

         (m) The issuance to a Borrower or any Subsidiary of a notice of actual termination for default (complete or partial), under any contract which is either a contract with the Government or is a subcontract (at any tier) which is related to a contract between a third party and the Government; provided, however, that no Event of Default under this Section 8.1 (m) if the notice in question is issued at a time when the Unearned Contract Value of the contract or subcontract in question is less than $250,000.00.; or

         (n) With respect to a Borrower or any Subsidiary, by occurrence of any debarment or suspension from contracting or subcontracting with the Government; or

         (o) The occurrence of any of the following events: (i) the termination of any Employee Benefit Plan in a distress termination under Section 4041 (c) of ERISA or an involuntary termination under Section 4042 of ERISA; (ii) the failure to maintain, or the filing of a request for a waiver of, the minimum funding standard with respect to any Employee Benefit Plan; (iii) the occurrence of any event which causes any Employee Benefit Plan to cease to have sufficient assets at all times so as to qualify for a standard termination under Section 4041 of ERISA; (iv) the occurrence of any event which causes the unfunded liability with regard to all such Employee Benefit Plans in the aggregate to become an amount in excess of $10,000.00; (v) the appointment of a trustee by an appropriate United States district court to administrator any Employee Benefit Plan; or (vi) the institution of any proceedings by the PBGC to terminate any such Employee Benefit Plan or to appoint a trust to administer any such Employee Benefit Plan; or

         (p) The occurrence of an event of default under any other Loan
Document.

         8.2. Remedies upon Default. Upon the occurrence of an Event of Default, the following provisions shall be applicable:

         (a) The Lender may, at its option, declare all Obligations, whether incurred prior to, contemporaneous with, or subsequent to the date of this Agreement, and whether represented in writing or otherwise, immediately due and payable without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by the Borrowers and terminate the Lender's obligation to make Loans hereunder; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(f) or (g), all Obligations automatically will be due and payable and the Lender's obligation to make Loans hereunder will automatically terminate without further action by the Lender. If any of the Obligations, including, without limitation, the Loans, shall be evidenced by a demand instrument, the right of the Lender to declare any and all Obligations to be immediately due and payable, as well as the recitation of the above events permitting the Lender to declare all Obligations due and payable, shall not constitute an election by the Lender to waive it's right to demand payment under a demand instrument at any time and in any event, as the Lender, in its discretion, may deem appropriate. In addition, the Lender may exercise all of its rights and remedies against the Borrowers and any Collateral.

         (b) The Lender may foreclose its lien and security interest in the Collateral in any way permitted by low and shall have without limitation, the remedies of a secured party tinder the UCC. The Lender may notify the account debtors obligated on any of the Collateral to make payments thereon directly to the Lender, take control of the cash and non-cash proceeds of any such Collateral and may enter each Borrower's premises without legal process and without incurring liability to the Borrowed end remove the Collateral to such place or places as the Lender may deem advisable, or the Lender may require the Borrowers to, assemble the Collateral and make the Collateral available to the Lender at a convenient place and, with or without having the Collateral at the time or place of sale, the Lender may sell or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, either at public or private sale or at any broker's board, in lots or in bulk for cash or for credit, at any time or place, in one or more sales, and upon such terms and conditions as the Lender may elect. The Lender shall give not less than five (5) Business Days prior written notice to the Borrowers of the time and place of any sale of the Collateral, which each Borrower hereby agrees constitutes commercially reasonable notice. At any such sale the Lender may be the purchaser.

         (c) The Borrowers recognize that the Lender may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Act and/or the Blue Sky Laws, bus may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof The Borrowers understand that private sales so made may be at prices and on other terms less favorable than if the Collateral were sold at public sales, and agrees that the Lender has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the Collateral (even if the issuer agrees) to register the Collateral for sale under the Act or the Blue Sky Laws. Each Borrower agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         (d) The proceeds from any sale of the Collateral by the Lender shall first be applied to any costs and expenses in securing possession of the Collateral, and to any expenses in connection with the sale. The next proceeds will be applied toward the payment of the Obligations. Application of the net proceeds as to particular Obligations or as to principal or interest shall be in the Lender's absolute discretion. Any deficiency will be paid to the Lender forthwith upon demand and any surplus will be paid to the Borrowers or in accordance with law if the Borrowers are not otherwise indebted to the Lender.

         (e) To the extent that the Obligations are now or hereafter secured by property other than the Collateral described herein or by the guarantee, endorsement or property of any other Person, then the Lender shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of Event of Default, and the Lender shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Lender shall at any time pursue, relinquish, subordinate modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lender's rights hereunder.

         (f) The Lender is hereby authorized at any time or from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers) to set-off and apply against any and all or the Obligations, whether or not due, any and all deposits (general or special, time or demand, provisional or final) at any time held by the Lender, including any certificate of deposit, and all other obligations and indebtedness at any time owed by the Lender, in any capacity, to or for the credit or account of a Borrower.

         (g) EACH BORROWER, HAVING KNOWLEDGE THAT IT MAY BE ENTITLED TO NOTICE AND A HEARING PRIOR TO REPOSSESSION Of THE COLLATERAL, HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE UNDER EXISTING OR FUTURE LAW TO NOTICE OF FORECLOSE AND ANY OTHER ACT DESCRIBED HEREIN, TO ANY HEARING THAT MAY BE HELD RELATING TO FORECLOSE OR ANY OTHER SUCH ACTS, AND TO ANY NOTICE THAT MAY BE REQUIRED TO BE GIVEN BY THE LENDER PRIOR TO SUCH HEARING. EACH BORROWER HEREBY EXPRESSLY RELEASES THE LENDER AND ITS AGENTS FROM ANY AND ALL LIABILITY RELATING TO SUCH FORECLOSURE AND ANY OTHER ACTS DESCRIBED HEREIN.

         (h) The Lender may itself perform or comply, or otherwise cause performance or compliance with the obligations of the Borrowers contained in this Agreement, including, without limitation, the obligations of the Borrowers to defend and insure the Collateral. The expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, shall be payable by the Borrowers to the Lender on demand and shall constitute Obligations.

SECTION 9.   Miscellaneous.

         9.1. Collection Costs. The Borrowers shall pay all of the reasonable costs and expenses incurred by the Lender in connection with the enforcement of this Agreement and the other loan Documents, including, without limitation, reasonable attorneys' fees and expenses.

         9.2. Modification and Waiver Except for the other documents expressly referred to herein, this Agreement contains the entire agreement between the parties, and no modification or waiver of any provision of this Agreement or the Note and no consent by the Lender to any departure therefrom by a Borrower shall be effective unless such modification or waiver shall be in writing ant signed by an officer of the Lender with a title of assistant vice president or any higher office, and the same shall then be effective only for the period and on the conditions and Or the specific instances and purposes specified in such writing. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

         9.3. Notices. All notices, requests, demands or other communications required or permitted bit or in connection with this Agreement or any other Loan Document, without implying the obligation to provide any such notice, request, demand or other communication, shall be in writing addressed to the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the Lender or the Borrowers, as applicable, forwarded in like manner. Any such notice, requests, demand or other communication shall be deemed to be effective one (1) day after dispatch if sent by telegram, mailgram, Purolator Delivery, express mail, Federal Express or any other commercially recognized overnight delivery service or two
(2) days after dispatch if sent by registered or certified mail, return receipt requested. Notwithstanding the foregoing, all notices, requests, demands or other communications shall be considered to be effective upon receipt if accomplished by hand delivery.

To the Lender:
                                North Tower, 5th Floor
                                7799 Leesburg Pike
                                Falls Church, Virginia 22043
                                Attention: Brian M. Haggerty

To the Borrowers:
                                1595 Spring Hill Road, Suite 360
                                Vienna, Virginia 22181
                                Attention: Margaret E. Grayson


         9.4. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which together consulate one and the same agreement.

         9.5. Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         9.6. Survival of Agreements All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the making and renewal of the Loans hereunder.

         9.7. Fees and Expenses. Whether or not any Loans are made hereunder, the Borrowers shall pay on demand all costs and expenses incurred by the Lender in connection with the preparation, negotiation, execution, delivery, filing, recording and administration of this Agreement and any of the documents executed or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of counsel to the Lender, including in-house counsel for the Lender and local counsel who may be retained by the Lender, with respect to this Agreement and such documents and any amendments thereof and with respect to advising the Lender as to its rights and responsibilities thereunder.

         9.8. Use of Defined Terms. All terms defined in this Agreement shall have the defined meanings when used in certificates, reports or other documents made or delivered pursuant to this Agreement, unless the context shall otherwise require.

         9.9. Successors and Assign.

         (a) This agreement shall inure to the benefit of and bind the respective parties hereto and their successors and assigns; provided, however, that no Borrower may assign its rights hereunder without the prior written consent of the Lender.

         (b) At any time and from time to time, the Lender may grant to one or more Banks participating interests in the Lender's commitment to makes Loans hereunder or in any or all of the

Loans or Note. In the event of any such grant by the Lender of a participating interest to a Bank, whether or not upon notice to the Borrowers, the Lender shall remain responsible for the performance of its obligations hereunder, and the Lender shall continue to deal solely and directly with the Borrowers in connection with the Lender's rights and obligations under this Agreement. Any agreement pursuant to which the Lender may grant such a participation interest shall provide that the Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the Lender will not agree to any modification, amendment or waiver of this Agreement which would have the effect increasing or decreasing the Maximum Amount, extending the Termination Date, subjecting the Lender to any additional obligation, reducing the principal of or rate of interest on any Loan, or postponing the date fixed for any payment of principal of or interest on any Loan or fees hereunder or under the Note without the consent of such Bank . An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest grant in accordance with this subsection
(b).

         (c) At any time, the Lender may assign to one or more Banks all, or a proportionate part of all, of the Lender's rights and obligations under this Agreement and the Note, and such Bank shall assume such rights and obligations, pursuant to an instrument executed by such Bank and the Lender, with (and subject to) the consent of the Borrowers: provided that if such Bank is an affiliate of the Lender, the Borrowers' consent shall not be required. Upon execution and delivery of such an instrument and payment by such Bank to the Lender of an amount equal to the purchase price agreed between the Lender and such Bank, such Bank shall become a party to this Agreement and shall have all the rights and obligations of the Lender to the extent of such Bank's commitment to make Loans as set forth in such Bank's instrument of assumption, and the Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any parry shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the Lender and the Borrowers shall make appropriate arrangements so that, if required, a new Note is issued to the Bank. If the Bank is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account deliver to the Borrowers certification as to exemption from deduction or withholding of any United States federal income taxes.

         (d) The Lender may at any time assign all or any portion of its rights under this Agreement and the Note to a Federal Reserve Bank. No such assignment shall release the Lender from its obligations hereunder.

         (e) The Lender may furnish any information concerning the Borrowers in its possession from time to time to any Bank which is or may become a participant or assignee under this Section 9.9 and may furnish such information in response to credit inquires consistent with general banking practice.

         9.10. Accounting Term. All accounting terms used herein which are not otherwise expressly defined in this Agreement shall have the meanings respectively, given to them in accordance with GAAP in effect on the date of this Agreement except when such terms are used in reference to financial statements of a Borrower, in which event such terms shall leave the meanings respectively given to them in accordance with GAAP in effect on the date of such financial statements. Except as otherwise provided herein, all financial computations made pursuant to this

Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements shall be prepared in accordance with GAAP. Except as otherwise provided herein, whenever reference is made in any provision of this Agreement to a balance sheet or other financial statement or the information depicted therein for performing a financial computation, such terms shall mean the most recent consolidated balance sheet or other financial statement received by the Lender pursuant to the terms hereof.

         9.11. Consent to Jurisdiction Each Borrower irrevocably submits to the jurisdiction of any Virginia State court sitting in the County of Fairfax or the United States District Court for the Eastern District of Virginia, sitting in Alexandria, Virginia over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent it may effectively do so under applicable law, each Borrower irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is nor subject to the Jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         9.12. Enforcement of Judgments. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 9.11 brought in any such court shall be conclusive and binding upon such Borrower and may be enforced in the courts of the United States of America or the Commonwealth of Virginia (or any other courts to the jurisdiction of which such Borrower is or may be subject) by a suit upon such judgment.

         9.13. Waiver of Jury Trial. AS A SPECIFICALLY INDUCED BARGAIN FOR THE LENDER TO ENTER INTO THIS AGREEMENT AND TO EXTEND CREDIT TO THE BORROWERS. THE BORROWERS AND THE LENDER EACH HEREBY WAIVES TRIAL BY JURY WITH RESPECT T0 ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THE LENDER AND THE BORROWERS.

         9.14. Service of Process. Each Borrower consents to process being served in any suit, action or proceeding of the nature referred to in Section
9.11 by mailing a copy thereof by registered or certified mail postage prepaid, return receipt requested, to the Borrowers' address specified in or designated pursuant to Section 9.3. Each Borrower agrees that such service (i) shall be deemed in every respect effective service of process upon such Borrower in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Borrower.

         9.15. No Limitation on Service or Suit. Nothing in this Section 9 shall affect the right of the Lender to serve process in any manner permitted by law, or limit any right that the Lender may have to bring proceedings against the Borrowers in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         9.16. Indemnification. At all times prior to and after the consummation or the transactions contemplated by this Agreement, the Borrowers will indemnify and hold each Indemnitee harmless from and against all losses, damages, claims, fines, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by any such Indemnitee, whether direct or indirect, as a result of arising from or relating to any Proceedings by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any lndemnitee arising from or in connection with this Agreement, the Note or any of the other Loan Documents, and any of the transactions contemplated herein or therein, except to the extent such losses, damages, claims, fines, costs or expenses are due to the willful misconduct or gross negligence of the Lender; provided that in connection with such indemnification obligations, the Borrowers shall not be liable for any settlement effected by any Indemnitee without the Borrowers' prior consent (which the Borrowers shall not unreasonably withhold, delay or condition) and the Borrowers shall have the right to participate at their sole cost and expense in the defense of any proceeding for which such indemnification may be sought. In the event of any Proceeding, the Lender shall promptly and as soon as is practicable notify the Borrowers of the existence of such Proceeding, provided that the Lenders failure to do so shall not preclude any Indemnitee from seeking indemnification hereunder. At the request of the Lender, the Borrowers will indemnify any Person to whom the Lender transfers or sells all or any part of its interest in the Loans or participations therein on the terms set forth above. The obligations of the Borrowers under this Section
9.16 shall survive the termination of this Agreement and payment of the Obligations.

         9.17. No Partnership, Joint Venture or Agency. Neither this Agreement nor any of the Loan Documents shall in any respect be interpreted, deemed or construed as making the Lender a partner join venturer with the Borrowers, nor shall they be interpreted, deemed or construed as making the Lender the agent of representative of the Borrowers, and each Borrower agrees not to make any contrary assertion, claim or counterclaim in any action, suit or other legal proceeding involving the Lender.

         9.18. Interpretation.

         (a) This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, excluding principles of conflict of laws.

         (b) The Lender hereby acknowledges and agrees that this Agreement shall be subject to and interpreted in accordance with all applicable legal, regulatory and contractual obligations of the Borrowers with respect to the security, privacy or nondisclosure of certain information regarding the business of the Borrowers. By way of example and not limitation, the Lender acknowledges and agrees that the Borrowers may be prohibited from (i) disclosing the location of certain information with respect to certain Accounts Receivable, (ii) providing access to certain books and records and (iii) permitting the Lender to inspect certain Collateral. The Lender hereby agrees that the compliance of the Borrowers with such legal, regulatory and contractual obligations shall not give rise to an Event of Default hereunder, even if such compliance conflicts with the representations, warranties, covenants, agreements and conditions set forth herein.

         9.19. Joint and Several Obligations. The Borrowers are jointly and severally liable for all Obligations.

        IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Agreement to be signed by their duly authorized representatives all as of the day and year first above written, with the specific intention that this Agreement constitute a document under seal.

ATTEST:                          SPACEHAB, INCORPORATED, a Washington
                                 Corporation

                                 By: /s/ Margaret E. Grayson
                                    ------------------------
/s/ William S. Dawson            Name: Margaret Grayson
---------------------            Title: Vice President of Finance/Treasurer
Name:  William Dawson III
(Asst.) Secretary
[corporate seal]
ATTEST:                          ASTROTECH SPACE OPERATIONS, INC.,
                                 a Delaware corporation

                                 By:      /s/ Margaret E. Grayson
/s/  William S. Dawson           Name: Margaret E Grayson
Secretary                        Title: Vice President of Finance/Treasurer
[corporate seal]


                                 SIGNET BANK, a Virginia Banking Corporation

                                 By: /s/ Brian Haggerty
                                 Brian Haggerty, Vice President

                                   EXHIBIT A

                                ADVANCE REQUEST

Re: Loan and Security Agreement (the "Agreement") dated June 12, 1997 between SPACEHAB, INCORPORATED and ASTROTECH SPACE OPERATIONS, INC (referred to individually as a "Borrower" and collectively as the "Borrowers") and Signet Bank (the "Lender"). Capitalized terms used in this Advance Request and not defined herein are defined in the Agreement.

Loan amount request:                 $__________to be credited to the
                                      Operating account
Purpose:

   I do hereby certify to the Lender, that I am familiar with the terms of the Agreement. Either I or individuals under my immediate supervision who are familiar with the terms of the Agreement have made a current review of the activities of the Borrowers to determine compliance by the Borrowers with their obligations under the Agreement and the continuing validity of the representations and warranties of the Borrowers contained in the Agreement. This review has included, if necessary, interviews with officers and employees of the Borrowers whose duties require them to have personal knowledge of the certifications made herein. To the best of my knowledge, information and belief, no Defaults or Events of Default have occurred and are continuing. My analysis of the books and records of the Borrowers reveals the information set forth in the statement above, upon which you are authorized to rely.

                                    SPACEHAB, INC., as agent for the Borrowers

                                    By:
                                        ------------------------
                                    Title:
                                          ----------------------

                                   EXHIBIT B

             SPACEHAB, INC. And ASTROTECH SPACE OPERATIONS, INC.

                             Compliance Certificate

FOR THE FISCAL___________________ ENDING ___________, ______, 199_

The undersigned hereby certifies that he/she is the_______________________________________ _ of SPACEHAB, INC., a Washington
corporation and ASTROTECH SPACE OPERATIONS, INC., a__________________ corporation (each referred to individually as a "Borrower", and collectively the "Borrowers"), and, as such, is authorized to execute this Certificate on behalf of each Borrower, and pursuant to Section 5.8 of the Loan and Security Agreement dated June 12, 1997, as amended from time to time (the "Agreement"; terms defined in the Agreement being used herein as therein defined), among the Borrowers and Signet Bank (the "Lender"), hereby further certifies, based upon a review made under his/her supervision, that:

I. The attached financial statements have been prepared in accordance with GAAP; they are accurate and present fairly the consolidated financial condition and results of operations of SPACEHAB, incorporated and Subsidiaries for the period ending_______________ , 199_; subject to normal year-end audit adjustments.

II. The Borrowers have performed and observed all of, and are not in default in the performance or observance of any of, the covenants and conditions of the Agreement except the following:

III. Set forth below are the calculations necessary to demonstrate the Borrowers' compliance with all of the financial covenants and representations contained in Sections 5 and 6 of the Agreement, in each case as of the end of the period ending__________ , 199_.

 SPACEHAB, INCORPORATED                 ASTROTECH SPACE OPERATIONS, INC.

By:                       .             By:
   -----------------------                 -----------------------------

Name:                                   Name:
     ---------------------                   ---------------------------

Date:                                   Date:
     ---------------------                   ---------------------------

Attachment

SECTION 5.12 (A), EBITDA. Cause EBITDA, determined on a quarterly basis, to be not less than the amount set forth below for the corresponding period.


 Amount                            Period
-------                            ------
 $3,000,000.00                     From April 1, 1997 through June 30, 1997
 ($4,600,000.00) *                 From July 1, 1997 through September 30, 1997
 $4,100,000.00 **                  From October 1, 1997 through
                                   December 31, 1997
 $6,700,000.00                     From January 1, 1998 through
                                   March 31, 1998
 $5,000,000.00                     From April 1, 1998 through June 30, 1998


* If the Launch Revenue is recognized during the period from July 1, 1997 through September 30, 1997, then this amount shall be changed to $l,748,000.00.

** If the Launch Revenue is recognized during the period from July 1, 1997 through September 30, 1997, then this amount shall be changed to ($2,248,000.00).


Financial Period                             Applicable Covenant Level

------------------------------               ------------------------------

EBITDA Calculation:
-------------------
Consolidated Net Income                      $____________
PLUS:
     Consolidated Interest Expense           $____________
     Consolidated Tax Expense                $____________
     Consolidated Amortization Expense       $____________
     Consolidated Depreciation Expense       $____________

             EBITDA                          $____________

Section 5.12 (b). Minimum Tangible Net Worth. Cause Tangible Net Worth to be at least $72,500,000.

Tangible Net Worth Calculation:

Stockholder's;  Equity (per balance sheet on above referenced date)    $_______________

 LESS:       Intangible Assets
             *Goodwill:                                                $_______________
             *Loans/Advances due from employees,
             officers                                                  $_______________
             *Other Intangibles:                                       $_______________

Tangible Net Worth (not to he less than $72,500,000):                  $_______________

Section 5.12 (c). Current Ratio. Cause the Current Ratio to be at least 1.2 to
1.

Current Assets      Divided By       Current Liabilities     Equal to     Current Ratio
--------------      ----------       -------------------     --------     -------------
$                        /          $                            =       $
 -----------                         -------------------                  -------------

Section 6.12 Capital Expenditures. Permit the aggregate Capital Expenditures of the Borrowers (other than Capital Expenditures paid for by proceeds of Debt of a Borrower permitted under the terms of this Agreement and obtained by such Borrower specifically to fund such Capital Expenditures) exceed the amounts set forth below for the corresponding period:


                Amount                             Period
               -------                             ------
            $30,000,000.00                   For the fiscal year ending June 30, 1997.


            $12,000.000.00                   For the fiscal year ending June 30, 1998.


            $ 2,000,000                      For the period beginning July 1, 1998 through
                                             the period ending October 15, l998.

          Capital Expenditures to Date            Period
          ----------------------------            ------
          $________________                  $________________

